Exhibit 5.2

July 8, 2024

Telecom Argentina S.A.

General Hornos 690

C1272ACK – Buenos Aires

Argentina

Ladies and Gentlemen:

We have acted as special United States counsel to Telecom Argentina S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of the Company (including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible (the “Debt Securities”) and (ii) class B ordinary shares (the “Class B Shares”), nominal value of P$1.00 per share, which may be represented by American Depositary Shares (the “ADSs”), each ADS representing five Class B Shares. The Debt Securities, the Class B Shares and the ADSs are referred to herein collectively as the “Offered Securities”.

The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

The Debt Securities may be senior, subordinated or junior subordinated and convertible or non-convertible debt securities. Any Debt Securities, if any, may be issued pursuant to one or more indentures (each such indenture, an “Indenture”) to be entered into between the Company and the trustee to be named therein. The ADSs are to be issued from time to time under an amended and restated deposit agreement, dated as of May 7, 2021 (the “Deposit Agreement”), between the Company and JPMorgan Chase Bank, N.A., as depositary.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein; and

(b)	forms of the Indentures, filed as exhibits to the Registration Statement.

Telecom Argentina S.A.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

Insofar as the foregoing opinion relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the applicable Indenture, the Deposit Agreement and the Offered Securities), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinion expressed above, we have further assumed that (i) prior to the issuance of the Offered Securities, the Company will authorize the offering and issuance of the Offered Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and the terms of any agreement governing those Offered Securities, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Offered Securities, the Company will duly authorize, execute and deliver any agreement necessary with respect to the Offered Securities or contemplated by the Offered Securities or the Registration Statement and will take any other appropriate additional corporate action, and the Indenture issued by the Company will conform to the form thereof filed as an exhibit to the Registration Statement; (iii) the Offered Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Offered Securities and any agreement governing those Offered Securities and in the manner contemplated by the Registration Statement and the related prospectus supplement describing the Offered Securities and the offering thereof; (iv) the Offered Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Class B Shares, shall not be less than the par value of such Class B Shares; and (v) if issued in certificated form, certificates representing the Offered Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Offered Securities will be duly registered to the extent required by any applicable agreement.

Telecom Argentina S.A.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that any designation in the Offered Securities or any applicable agreement governing those Offered Securities of the U.S. federal courts sitting in New York, New York as the venue for actions or proceedings relating to such Offered Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such an action or proceeding.

With respect to any Offered Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars. In addition, to the extent that any Offered Securities or applicable agreement governing those Offered Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” as counsel for the Company who have passed on the validity of the Offered Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the

Telecom Argentina S.A.

Commission thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Adam J. Brenneman
Adam J. Brenneman, a Partner